EXHIBIT 1 (e)


                            SUPPLEMENT TO DECLARATION
             OF TRUST OF THE RODNEY SQUARE STRATEGIC EQUITY FUND


      WHEREAS, Article XI, Section 7 of the Declaration of Trust of The Rodney Square Strategic Equity Fund ("Trust") provides that the Declaration of Trust may be amended if authorized by votes of the Trustees of the Trust; and

      WHEREAS, at a meeting held on May 18, 1998, the Trustees approved the amendments to the Declaration of Trust set forth below;

      NOW THEREFORE, the Trust's Declaration of Trust is amended effective June 24, 1998, to add the following provisions in place of the existing corresponding provisions of the Declaration of Trust as follows:


                                   ARTICLE III

                               BENEFICIAL INTEREST

Shares Of Beneficial Interest
-----------------------------

      SECTION 1. The beneficial interest in the Trust shall be divided into such transferable Shares of one or more separate and distinct Series or Classes thereof as the Trustees shall from time to time create and establish. The number of Shares is unlimited and each Share shall have a par value of $0.01 per Share and upon issuance in accordance with the terms thereof shall be fully paid and nonassessable. The Trustees shall have full power and authority, in their sole discretion and without obtaining any prior authorization or vote of the Shareholders of the Trust, to create and establish (and to change in any manner) Shares with such preferences, terms of conversion, voting powers, rights and privileges as the Trustees may from time to time determine, to divide or combine the Shares into a greater or lesser number, to classify or reclassify any unissued Shares into one or more Series or Classes of Shares, to abolish any one or more Series or Classes of Shares, and to take such other action with respect to the Shares as the Trustees may deem desirable.

      The Trustees, in their discretion without a vote of the Shareholders, may divide the Shares of beneficial interest of any Series into Classes. In such event, each Class of a Series shall represent interests in the assets of a Series and have identical voting, dividend, liquidation and other rights and the same terms and conditions, except that expenses allocated to that Class of a Series may be borne solely by such Class as shall be determined by the Trustees and a Class of a Series may have exclusive voting rights with respect to matters affecting only that Class. Without limiting the authority of the Trustees set forth in this Section 1 to establish and designate any further Series, the Trustees have established and designated four Series of Shares to be known as the "Large Cap Growth Equity Portfolio," the "Large Cap Value Equity Portfolio," the "Small Cap Equity Portfolio" and the "International Equity Portfolio."

                                     * * * * *

      Said Declaration of Trust dated August 19, 1986, as previously amended and restated on November 10, 1986, and as amended on December 29, 1986, February 15, 1993 and March 12, 1998 is hereby ratified and confirmed in all other respects.


      IN WITNESS WHEREOF, the undersigned, being at least a majority of the Trustees of the Trust, have executed this Supplement to the Declaration of Trust this 15th day of June, 1998.




                                                /s/ Eric Brucker
                                                ------------------------
                                                Eric Brucker


                                                /s/ Fred L. Buckner
                                                -------------------------
                                                Fred L. Buckner

                                                /s/ Robert J. Christian
                                                --------------------------
                                                Robert J. Christian

                                                /s/ John J. Quindlen
                                                --------------------------
                                                John J. Quindlen

                                                /s/ Nina M. Webb
                                                --------------------------
                                                Nina M. Webb